UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KIRBY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	74-1884980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000 Houston, TX	77007
(Address of principal executive offices)	(Zip Code)

KIRBY CORPORATION 2005 STOCK AND INCENTIVE PLAN

(Full title of the Plan)

David W. Grzebinski

President and Chief Executive Officer

55 Waugh Drive, Suite 1000

Houston, Texas 77007

(Name and address of agent for service)

713-435-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to the Kirby Corporation 2005 Stock and Incentive Plan, as amended (the “Plan”) are effective. On March 3, 2021, Kirby Corporation (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to increase the number of shares of the Company’s Common Stock available for issuance under the Plan by 1,400,000 shares. The proposal was approved by the Company’s shareholders on April 27, 2021. This Registration Statement is filed for the purpose of registering those additional 1,400,000 shares of the Company’s Common Stock.

A Registration Statement 333-129290 on Form S-8 (the “Original Registration Statement”) registering 1,000,000 shares of the Company’s Common Stock to be issued pursuant to the Plan was originally filed on October 28, 2005 with the Commission.) A 2-for-1 split of the Company’s Common Stock was affected on May 31, 2006, which increased the number of shares covered by the Plan and the Original Registration Statement from 1,000,000 to 2,000,000 pursuant to Rule 416 under the Securities Act of 1933. On July 28, 2008, Registration Statement 333-152566 on Form S-8 (the “2008 Registration Statement”) was filed with the Commission which registered an additional 1,000,000 shares of the Company’s Common Stock and increased the number of shares covered by the Plan from 2,000,000 to 3,000,000. On October 26, 2012, Registration Statement 333-184599 on Form S-8 (the “2012 Registration Statement”) was filed with the Commission which registered an additional 2,000,000 shares of the Company’s Common Stock and increased the number of shares covered by the Plan from 3,000,000 to 5,000,000.

Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement, the 2008 Registration Statement, and the 2012 Registration Statement (collectively, the “Prior Registration Statements”), together with all exhibits filed therewith or incorporated therein by reference are incorporated by reference into this Registration Statement. Upon effectiveness of this Registration Statement covering an additional 1,400,000 shares, a maximum of 6,400,000 shares may be issued under the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Prior Registration Statements;

(b)

The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2021, filed with the Commission on February 18, 2022, including the portions of the Company’s proxy statement for its 2022 annual meeting of stockholders incorporated by reference therein;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 9, 2022

(d)	The Company’s Current Report on Form 8-K filed February 8, 2022;

(e)	The Company’s Amendment No. 1 to Current Report on Form 8-K/A filed March 3, 2022;

(f)	The Company’s Amendment No. 2 to Current Report on Form 8-K/A filed March 3, 2022;

(g)	The Company’s Current Report on Form 8-K filed April 28, 2022;

(h)	The Company’s Current Report on Form 8-K filed May 20, 2022;

(i)	The Company’s Current Report on Form 8-K filed May 25, 2022; and

(j)

A description of the Company’s Common Stock in the Company’s registration statement on Form 8-A filed with the SEC on September 23, 1996, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 18, 2022.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement. Notwithstanding the foregoing, nothing in this Registration Statement shall be deemed to incorporate any information from Item 2.02 or Item 7.01 of any Form 8-K, or that is otherwise furnished under applicable Commission rules rather than filed, or any exhibits to the extent furnished in connection with such items.

Item 8.	Exhibits.

The following documents are filed as a part of this Registration Statement.

Exhibit Number	Description

4.1	Restated Articles of Incorporation of the Company with all amendments to date and the Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.1 and 3.2, respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 19, 2020).

4.2	Kirby Corporation 2005 Stock and Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on April 29, 2021)

5.1*	Opinion of Norton Rose Fulbright US LLP

23.1*	Consent of Norton Rose Fulbright US LLP (included in the opinion filed as Exhibit 5.1 hereto).

23.2*	Consent of KPMG LLP

24.1*	Power of Attorney (included with signature page of this Registration Statement).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 3, 2022.

KIRBY CORPORATION

By:	/s/ DAVID W. GRZEBINSKI
David W. Grzebinski
President, Chief Executive Officer, and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David W. Grzebinski as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ JOSEPH H. PYNE Joseph H. Pyne	Chairman of the Board and Director	June 3, 2022

/s/ DAVID W. GRZEBINSKI David W. Grzebinski	President, Chief Executive Officer, and Director (Principal Executive Officer)	June 3, 2022

/s/ RAJ KUMAR Raj Kumar	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 3, 2022

/s/ RONALD A. DRAGG Ronald A. Dragg	Vice President, Controller and Assistant Secretary (Principal Accounting Officer)	June 3, 2022

/s/ ANNE-MARIE N. AINSWORTH Anne-Marie N. Ainsworth	Director	June 3, 2022

/s/ RICHARD J. ALARIO Richard J. Alario	Director	June 3, 2022

Signature	Capacity	Date

/s/ TANYA S. BEDER Tanya S. Beder	Director	June 3, 2022

/s/ BARRY E. DAVIS Barry E. Davis	Director	June 3, 2022

/s/ RICHARD R. STEWART Richard R. Stewart	Director	June 3, 2022

/s/ WILLIAM M. WATERMAN William M. Waterman	Director	June 3, 2022

/s/ SHAWN D. WILLIAMS Shawn D. Williams	Director	June 3, 2022